Exhibit 31.3

CERTIFICATIONS UNDER SECTION 302

I, Mark Pruzanski, M.D., certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Intercept Pharmaceuticals, Inc.; and
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2016
/s/ Mark Pruzanski

Mark Pruzanski, M.D.
President and Chief Executive Officer
(Principal Executive Officer)